INNOVATIVE DRUG DELIVERY SYSTEMS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)

FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2001, 2002 AND 2003,
THE CUMULATIVE PERIOD FROM FEBRUARY 23, 1998
(INCEPTION) TO DECEMBER 31, 2003, THE NINE MONTHS ENDED
SEPTEMBER 30, 2004 AND 2003 (UNAUDITED) AND THE
CUMULATIVE PERIOD FROM FEBRUARY 23, 1998 (INCEPTION) TO
SEPTEMBER 30, 2004 (UNAUDITED)

INNOVATIVE DRUG DELIVERY SYSTEMS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
INDEX TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                                                                         PAGE(S)

Report of Independent Registered Public Accounting Firm.....................F-2

Financial Statements

Balance Sheets as of December 31, 2002 and 2003.............................F-3

Statements of Operations for the years ended December 31, 2001, 2002 and 2003 and the cumulative period from February 23, 1998 (inception)
  to December 31, 2003......................................................F-4

Statements of Redeemable Convertible Preferred Stock and Stockholders'
  Deficit for the period from February 23, 1998 (inception) to
  December 31, 2003, including the years ended December 31, 2001,
  2002 and 2003.............................................................F-5

Statements of Cash Flows for the years ended December 31, 2001, 2002, and 2003, and the cumulative period from February 23, 1998 (inception)
  to December 31, 2003......................................................F-6

Notes to Financial Statements...............................................F-7

CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

Condensed Balance Sheet at September 30, 2004 (Unaudited)...................F-25

Condensed Statements of Operations for the nine months ended
September 30, 2003 and 2004 (Unaudited) and the cumulative period from
February 23, 1998 (inception) to September 30, 2004 (Unaudited).. ..........F-26

Condensed Statement of Redeemable Convertible Preferred Stock
and Stockholders' Deficit for the nine months ended September 30, 2004
(Unaudited).................................................................F-27

Condensed Statements of Cash Flows for the nine months ended
September 30, 2003 and 2004 (Unaudited) and the cumulative period from
February 23, 1998 (inception) to September 30, 2004 (Unaudited).............F-28

Notes to Condensed Financial Statements (Unaudited).........................F-29

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders of Innovative Drug Delivery Systems, Inc.


In our opinion, the accompanying balance sheets and the related statements of operations, of redeemable preferred stock and stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of Innovative Drug Delivery Systems, Inc. (the "Company") (a development stage enterprise) at December 31, 2002 and 2003, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2003 and the cumulative period from February 23, 1998 (inception) to December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring net losses and negative cash flows from operations that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include adjustments that might result from the outcome of this uncertainty.


                                           /s/ PricewaterhouseCoopers LLP
                                           ------------------------------
                                               PricewaterhouseCoopers LLP


New York, New York
June 22, 2004, except for the fourth paragraph of Note 1, for which the date is December 6, 2004

INNOVATIVE DRUG DELIVERY SYSTEMS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
BALANCE SHEETS
--------------------------------------------------------------------------------

                                                                                              DECEMBER 31,
                                                                                      -----------------------------
                                                                                         2002             2003
ASSETS
Current assets:
    Cash and cash equivalents                                                         $ 2,172,259       $ 3,150,681
    Grant receivable                                                                      377,166           175,037
    Prepaid expenses and other current assets                                             243,978            41,044
                                                                                      -----------       -----------
             TOTAL CURRENT ASSETS                                                       2,793,403         3,366,762
Fixed assets, at cost, net of accumulated depreciation                                     70,128            50,818
Restricted cash                                                                            40,000                 -
Other assets                                                                                    -            92,491
                                                                                      -----------       -----------
             TOTAL ASSETS                                                             $ 2,903,531       $ 3,510,071
                                                                                      ===========       ===========
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND
    STOCKHOLDERS' (DEFICIT)
Current liabilities:
    Accounts payable and accrued expenses                                             $ 1,269,669        $  990,343
    Deferred lease liability                                                               23,782            10,026
    Due to affiliates                                                                       3,700                 -
                                                                                      -----------       -----------
             TOTAL CURRENT LIABILITIES                                                  1,297,151         1,000,369

Long term liabilities:
    Note payable                                                                          500,000                 -
                                                                                      -----------       -----------
             TOTAL LIABILITIES                                                          1,797,151         1,000,369
                                                                                      -----------       -----------
Commitments and contingencies
Redeemable convertible preferred stock, 20,000,000 shares authorized; Series A convertible preferred stock, $0.001 par value; 4,500,000 shares designated; 4,014,125 shares issued and outstanding at December 31,
      2002 and 2003; (liquidation value $16,056,500 in 2002 and 2003)                  13,774,952        13,774,952
    Series B convertible preferred stock, $0.001 par value; 1,351,350 shares designated; 989,991 shares issued and outstanding at December 31,
      2002 and 2003; (liquidation value $5,494,450 in 2002 and 2003)                    5,020,032         5,020,032
    Series C convertible preferred stock, $0.001 par value; 5,000,000 shares designated; 2,954,350 shares issued and outstanding at December 31,
      2003 (liquidation value $4,520,156 in 2003)                                               -         4,387,651
                                                                                      -----------       -----------
             TOTAL REDEEMABLE CONVERTIBLE PREFERRED STOCK                              18,794,984        23,182,635
                                                                                      -----------       -----------
STOCKHOLDERS' DEFICIT:
    Common stock, $0.001 par value; 80,000,000 shares authorized; 10,143,805 shares issued and outstanding December 31, 2002 and
      10,146,075 shares issued and outstanding at December 31, 2003                        10,144            10,146
    Additional paid-in capital                                                         23,294,609        23,352,301
    Unearned compensation                                                                (166,976)          (53,907)
    Deficit accumulated during the development stage                                  (40,826,381)      (43,981,473)
                                                                                      -----------       -----------
             TOTAL STOCKHOLDERS' DEFICIT                                              (17,688,604)      (20,672,933)
                                                                                      -----------       -----------
             TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND
               STOCKHOLDERS' DEFICIT                                                  $ 2,903,531       $ 3,510,071
                                                                                      ===========       ===========


                               The accompanying notes are an integral part of the financial statements.

INNOVATIVE DRUG DELIVERY SYSTEMS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                                              YEAR ENDED                         CUMULATIVE FROM
                                                             DECEMBER 31,                       FEBRUARY 23, 1998
                                            ---------------------------------------------        (INCEPTION) TO
                                                2001             2002             2003          DECEMBER 31, 2003
                                                                                                -----------------
Revenues:
    Government grants                       $    882,358     $    287,246    $  1,102,420         $   2,578,059
                                            ------------     ------------    ------------         -------------
Operating expenses:
    Research and development                   7,009,543        2,414,856       2,216,429            34,344,723
    General and administrative                 2,285,779        5,975,551       2,013,385            12,197,218
    Depreciation and amortization                  3,210           12,824          24,382                41,488
                                            ------------     ------------    ------------         -------------
             TOTAL OPERATING EXPENSES          9,298,532        8,403,231       4,254,196            46,583,429
                                            ------------     ------------    ------------         -------------
Operating loss                                (8,416,174)      (8,115,985)     (3,151,776)          (44,005,370)
                                            ------------     ------------    ------------         -------------
Other income (expense):
    Interest expense                                   -           (3,537)        (17,712)             (587,477)
    Interest income                              348,475           60,441          14,396               611,374
                                            ------------     ------------    ------------         -------------
                                                 348,475           56,904          (3,316)               23,897
                                            ------------     ------------    ------------         -------------
             NET LOSS                         (8,067,699)      (8,059,081)     (3,155,092)          (43,981,473)

Deemed dividend related to
    beneficial conversion feature of
    Series B redeemable convertible
    preferred stock                           (3,559,305)               -               -            (3,559,305)
                                            ------------     ------------    ------------         -------------
Net loss attributable to
    common stockholders                     $(11,627,004)    $ (8,059,081)   $ (3,155,092)        $ (47,540,778)
                                            ============     ============    ============         =============

Net loss per share attributable to
    common stockholders
      Basic and diluted                           ($1.17)          ($0.81)         ($0.32)
                                            ============     ============    ============
      Weighted average shares                  9,904,427        9,916,761       9,918,104
                                            ============     ============    ============


                               The accompanying notes are an integral part of the financial statements.

INNOVATIVE DRUG DELIVERY SYSTEMS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENTS OF REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT
FOR THE PERIOD FROM FEBRUARY 23, 1998 (INCEPTION) TO DECEMBER 31, 2003, INCLUDING THE PERIOD FROM FEBRUARY 23, 1998 (INCEPTION) TO DECEMBER 31, 1998, THE YEARS ENDED DECEMBER 31, 2000, 2001, 2002 AND 2003
--------------------------------------------------------------------------------

                                                                                      SERIES A                      SERIES B
                                                                                     REDEEMABLE                    REDEEMABLE
                                                                                   PREFERRED STOCK              PREFERRED STOCK
                                                                                 SHARES          AMOUNT         SHARES        AMOUNT
                                                                                ---------     -----------       -------    ---------
Sale of Common Stock to founders at inception for cash ($0.001 per share)
Value of services provided by an affiliate (see Note 11)
Net loss for the period February 23, 1998 (inception) to December 31, 1998

             BALANCE AT DECEMBER 31, 1998

Issuance of 236,128 warrants in June in connection with bridge financing (see Note 6)
Issuance of Common Stock to consultant in June for services (see Note 5)
Issuance of 204,336 warrants to consultants in August for services
Value of services provided by an affiliate (see Note 11)
Net loss for the year ended December 31, 1999

             BALANCE AT DECEMBER 31, 1999

Issuance of 15,522 warrants to an advisor for services in connection with
    sale of Series A redeemable preferred stock in August (see Note 5)                         $  (55,790)
Exercise of warrants by consultants
Issuance of Common Stock in connection with acquisition
    of a license in September (see Note 1)
Sale of 160.565 Units for cash in September ($100,000 per Unit),
    net of offering expenses of $1,157,572                                      4,014,125      14,898,928
Issuance of Preferred A warrants in September (see Note 5)                                       (960,361)
Issuance of Preferred A Finders Units for services in September (see Note 5)                     (107,825)
Payment of stock subscription receivable
Non-cash compensation in connection with issuance of stock options to non-employees in August and November (see Note 9)
Value of services provided by an affiliate (see Note 11)
Net loss for the year ended December 31, 2000
                                                                                ---------     -----------       -------    ---------
             BALANCE AT DECEMBER 31, 2000                                       4,014,125      13,774,952

Sale of 10.9887 Units with beneficial conversion feature for cash in
    December ($500,000 per Unit) (see Note 5)                                                                   989,991    $1,935,04
Expenses in connection with sale of Series B stock                                                                           (474,31
Deemed dividend related to beneficial conversion feature of Series B
    stock (see Note 5)                                                                                                      3,559,30
Payment of stock subscription receivable
Exercise of warrants by a consultant
Exercise of bridge warrants
Value of services provided by an affiliate (see Note 11)
Net loss for the year ended December 31, 2001
                                                                                ---------     -----------       -------    ---------
             BALANCE AT DECEMBER 31, 2001                                       4,014,125      13,774,952       989,991     5,020,03

Issuance of compensatory stock options to members of the Board of
    Directors (see Note 9)
Amortization of unearned compensation
Value of services provided by an affiliate (see Note 11)
Non-cash compensation in connection with issuance of stock options to a non-employee in September (see Note 9)
Reversal of subscription receivable
Net loss for the period ended December 31, 2002
                                                                                ---------     -----------       -------    ---------
             BALANCE AT DECEMBER 31, 2002                                       4,014,125      13,774,952       989,991     5,020,03

Amortization of unearned compensation
Issuance of Series C Preferred as license payment in August (see Note 7b)
Conversion of Merger Note to Series C stock in August (see Note 6d)
Sale of Series C Preferred for cash in August ($1.53 per share), net of issuance expenses of $132,496
Non-cash compensation in connection with issuance of stock options to a non-employee in October (see Note 9)
Exercise of bridge warrants (see Note 6)
Net loss for the period ended December 31, 2003
                                                                                ---------     -----------       -------    ---------
             BALANCE AT DECEMBER 31, 2003                                       4,014,125     $13,774,952       989,991    $5,020,03
                                                                                =========     ===========       =======    =========

(TABLE BREAK)

                                                                                      SERIES C
                                                                                     REDEEMABLE
                                                                                   PREFERRED STOCK              COMMON STOCK
                                                                                 SHARES         AMOUNT        SHARES       AMOUNT
                                                                                ---------     ----------    ----------    --------
Sale of Common Stock to founders at inception for cash ($0.001 per share)                                    4,540,812    $  4,541
Value of services provided by an affiliate (see Note 11)
Net loss for the period February 23, 1998 (inception) to December 31, 1998
                                                                                                            ----------    --------
             BALANCE AT DECEMBER 31, 1998                                                                    4,540,812       4,541

Issuance of 236,128 warrants in June in connection with bridge financing (see Note 6)
Issuance of Common Stock to consultant in June for services (see Note 5)                                       192,985         193
Issuance of 204,336 warrants to consultants in August for services
Value of services provided by an affiliate (see Note 11)
Net loss for the year ended December 31, 1999
                                                                                                            ----------    --------
             BALANCE AT DECEMBER 31, 1999                                                                    4,733,797       4,734

Issuance of 15,522 warrants to an advisor for services in connection with sale of Series A redeemable preferred stock in August (see Note 5)
Exercise of warrants by consultants                                                                            204,336         204
Issuance of Common Stock in connection with acquisition
    of a license in September (see Note 1)                                                                   5,174,257       5,175
Sale of 160.565 Units for cash in September ($100,000 per Unit), net of offering expenses of $1,157,572
Issuance of Preferred A warrants in September (see Note 5)
Issuance of Preferred A Finders Units for services in September (see Note 5)
Payment of stock subscription receivable
Non-cash compensation in connection with issuance of stock options to non-employees in August and November (see Note 9)
Value of services provided by an affiliate (see Note 11)
Net loss for the year ended December 31, 2000
                                                                                                            ----------    --------
             BALANCE AT DECEMBER 31, 2000                                                                   10,112,390      10,113

Sale of 10.9887 Units with beneficial conversion feature for cash in
    December ($500,000 per Unit) (see Note 5)
Expenses in connection with sale of Series B stock
Deemed dividend related to beneficial conversion feature of Series B stock (see Note 5)
Payment of stock subscription receivable
Exercise of warrants by a consultant                                                                            15,522          15
Exercise of bridge warrants                                                                                     15,893          16
Value of services provided by an affiliate (see Note 11)
Net loss for the year ended December 31, 2001
                                                                                                            ----------    --------
             BALANCE AT DECEMBER 31, 2001                                                                   10,143,805      10,144

Issuance of compensatory stock options to members of the Board of
    Directors (see Note 9)
Amortization of unearned compensation
Value of services provided by an affiliate (see Note 11)
Non-cash compensation in connection with issuance of stock options to a non-employee in September (see Note 9)
Reversal of subscription receivable
Net loss for the period ended December 31, 2002
                                                                                                            ----------    --------
             BALANCE AT DECEMBER 31, 2002                                                                   10,143,805      10,144

Amortization of unearned compensation
Issuance of Series C Preferred as license payment in August (see Note 7b)          65,360     $  100,000
Conversion of Merger Note to Series C stock in August (see Note 6d)               339,736        519,795
Sale of Series C Preferred for cash in August ($1.53 per share), net of
    issuance expenses of $132,496                                               2,549,254      3,767,856
Non-cash compensation in connection with issuance of stock options to a non-employee in October (see Note 9)
Exercise of bridge warrants (see Note 6)                                                                         2,270           2
Net loss for the period ended December 31, 2003
                                                                                ---------     ----------    ----------    --------
             BALANCE AT DECEMBER 31, 2003                                       2,954,350     $4,387,651    10,146,075    $ 10,146
                                                                                =========     ==========    ==========    ========


(TABLE BREAK)



                                                                                 ADDITIONAL                         STOCK
                                                                                  PAID-IN        UNEARNED       SUBSCRIPTION
                                                                                  CAPITAL       COMPENSATION     RECEIVABLE
                                                                                ------------    ------------    -----------
Sale of Common Stock to founders at inception for cash ($0.001 per share)       $        457                    $    (3,749)
Value of services provided by an affiliate (see Note 11)                              89,531
Net loss for the period February 23, 1998 (inception) to December 31, 1998
                                                                                ------------                    -----------
             BALANCE AT DECEMBER 31, 1998                                             89,988                         (3,749)

Issuance of 236,128 warrants in June in connection with bridge
    financing (see Note 6)                                                           101,564
Issuance of Common Stock to consultant in June for services (see Note 5)              93,263                           (106)
Issuance of 204,336 warrants to consultants in August for services                    98,598
Value of services provided by an affiliate (see Note 11)                             155,917
Net loss for the year ended December 31, 1999
                                                                                ------------                    -----------
             BALANCE AT DECEMBER 31, 1999                                            539,330                         (3,855)

Issuance of 15,522 warrants to an advisor for services in connection with
    sale of Series A redeemable preferred stock in August (see Note 5)                55,790
Exercise of warrants by consultants                                                       (6)
Issuance of Common Stock in connection with acquisition
    of a license in September (see Note 1)                                        18,599,825
Sale of 160.565 Units for cash in September ($100,000 per Unit), net of offering expenses of $1,157,572
Issuance of Preferred A warrants in September (see Note 5)                           960,361
Issuance of Preferred A Finders Units for services in September (see Note 5)         107,825
Payment of stock subscription receivable                                                                              3,201
Non-cash compensation in connection with issuance of stock options
    to non-employees in August and November (see Note 9)                             707,550
Value of services provided by an affiliate (see Note 11)                             163,376
Net loss for the year ended December 31, 2000
                                                                                ------------                    -----------
             BALANCE AT DECEMBER 31, 2000                                         21,134,051                           (654)

Sale of 10.9887 Units with beneficial conversion feature for cash in
    December ($500,000 per Unit) (see Note 5)                                      3,559,305
Expenses in connection with sale of Series B stock
Deemed dividend related to beneficial conversion feature of Series B
    stock (see Note 5)                                                            (3,559,305)
Payment of stock subscription receivable                                                                                544
Exercise of warrants by a consultant
Exercise of bridge warrants                                                              138
Value of services provided by an affiliate (see Note 11)                             481,299
Net loss for the year ended December 31, 2001
                                                                                ------------                    -----------
             BALANCE AT DECEMBER 31, 2001                                         21,615,488                           (110)

Issuance of compensatory stock options to members of the Board of
    Directors (see Note 9)                                                         1,431,498    $ (1,431,498)
Amortization of unearned compensation                                                              1,264,522
Value of services provided by an affiliate (see Note 11)                             185,059
Non-cash compensation in connection with issuance of stock options to
    a non-employee in September (see Note 9)                                                          62,564
Reversal of subscription receivable                                                                                     110
Net loss for the period ended December 31, 2002
                                                                                ------------    ------------    -----------
             BALANCE AT DECEMBER 31, 2002                                         23,294,609        (166,976)             -

Amortization of unearned compensation                                                                113,069
Issuance of Series C Preferred as license payment in August (see Note 7b)
Conversion of Merger Note to Series C stock in August (see Note 6d)
Sale of Series C Preferred for cash in August ($1.53 per share), net of issuance expenses of $132,496
Non-cash compensation in connection with issuance of stock options to a
    non-employee in October (see Note 9)                                              57,672
Exercise of bridge warrants (see Note 6)                                                  20
Net loss for the period ended December 31, 2003
                                                                                ------------    ------------    -----------
             BALANCE AT DECEMBER 31, 2003                                       $ 23,352,301    $    (53,907)   $         -
                                                                                ============    ============    ===========


(TABLE BREAK)

                                                                                  DEFICIT
                                                                                ACCUMULATED
                                                                                DURING THE           TOTAL
                                                                                DEVELOPMENT       STOCKHOLDERS'
                                                                                    STAGE            DEFICIT
                                                                                -------------     ------------
Sale of Common Stock to founders at inception for cash ($0.001 per share)                         $      1,249
Value of services provided by an affiliate (see Note 11)                                                89,531
Net loss for the period February 23, 1998 (inception) to December 31, 1998      $    (470,200)        (470,200)
                                                                                -------------     ------------
             BALANCE AT DECEMBER 31, 1998                                            (470,200)        (379,420)

Issuance of 236,128 warrants in June in connection with bridge
    financing (see Note 6)                                                                             101,564
Issuance of Common Stock to consultant in June for services (see Note 5)                                93,350
Issuance of 204,336 warrants to consultants in August for services                                      98,598
Value of services provided by an affiliate (see Note 11)                                               155,917
Net loss for the year ended December 31, 1999                                      (1,205,559)      (1,205,559)
                                                                                -------------     ------------
             BALANCE AT DECEMBER 31, 1999                                          (1,675,759)      (1,135,550)

Issuance of 15,522 warrants to an advisor for services in connection with
    sale of Series A redeemable preferred stock in August (see Note 5)                                  55,790
Exercise of warrants by consultants                                                                        198
Issuance of Common Stock in connection with acquisition
    of a license in September (see Note 1)                                                          18,605,000
Sale of 160.565 Units for cash in September ($100,000 per Unit),
    net of offering expenses of $1,157,572                                                                   -
Issuance of Preferred A warrants in September (see Note 5)                                             960,361
Issuance of Preferred A Finders Units for services in September (see Note 5)                           107,825
Payment of stock subscription receivable                                                                 3,201
Non-cash compensation in connection with issuance of stock options
    to non-employees in August and November (see Note 9)                                               707,550
Value of services provided by an affiliate (see Note 11)                                               163,376
Net loss for the year ended December 31, 2000                                     (23,023,842)     (23,023,842)
                                                                                -------------     ------------
             BALANCE AT DECEMBER 31, 2000                                         (24,699,601)      (3,556,091)

Sale of 10.9887 Units with beneficial conversion feature for cash in
    December ($500,000 per Unit) (see Note 5)                                                        3,559,305
Expenses in connection with sale of Series B stock
Deemed dividend related to beneficial conversion feature of Series B
    stock (see Note 5)                                                                              (3,559,305)
Payment of stock subscription receivable                                                                   544
Exercise of warrants by a consultant                                                                        15
Exercise of bridge warrants                                                                                154
Value of services provided by an affiliate (see Note 11)                                               481,299
Net loss for the year ended December 31, 2001                                      (8,067,699)      (8,067,699)
                                                                                 -------------     ------------
             BALANCE AT DECEMBER 31, 2001                                         (32,767,300)     (11,141,778)

Issuance of compensatory stock options to members of the Board of
    Directors (see Note 9)                                                                                   -
Amortization of unearned compensation                                                                1,264,522
Value of services provided by an affiliate (see Note 11)                                               185,059
Non-cash compensation in connection with issuance of stock options to
    a non-employee in September (see Note 9)                                                            62,564
Reversal of subscription receivable                                                                        110
Net loss for the period ended December 31, 2002                                    (8,059,081)      (8,059,081)
                                                                                -------------     ------------
             BALANCE AT DECEMBER 31, 2002                                         (40,826,381)     (17,688,604)

Amortization of unearned compensation                                                                  113,069
Issuance of Series C Preferred as license payment in August (see Note 7b)
Conversion of Merger Note to Series C stock in August (see Note 6d)
Sale of Series C Preferred for cash in August ($1.53 per share), net of issuance expenses of $132,496
Non-cash compensation in connection with issuance of stock options to a
    non-employee in October (see Note 9)                                                                57,672
Exercise of bridge warrants (see Note 6)                                                                    22
Net loss for the period ended December 31, 2003                                    (3,155,092)      (3,155,092)
                                                                                -------------     ------------
             BALANCE AT DECEMBER 31, 2003                                       $ (43,981,473)    $(20,672,933)
                                                                                =============     ============


Securities issued in connection with services or financings were valued based upon the estimate of fair value of the securities issued as determined by the Company's Management.

                   The accompanying notes are an integral part of the financial statements.

INNOVATIVE DRUG DELIVERY SYSTEMS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                                                                   CUMULATIVE FROM
                                                                        YEARS ENDED DECEMBER 31,                  FEBRUARY 23, 1998
                                                         ----------------------------------------------------       (INCEPTION) TO
                                                              2001               2002                2003          DECEMBER 31, 2003
                                                         -------------     --------------      --------------      ----------------
Cash flows from operating activities:
    Net loss                                             $  (8,067,699)    $   (8,059,081)     $   (3,155,092)      $  (43,981,473)
    Adjustments to reconcile net loss to
      net cash used in operating activities:
        Depreciation                                             3,210             12,824              24,382                41,488
        Amortization of deferred financing costs                                                                            227,317
        Amortization of original issue discount                                                                             101,564
        Non-cash expense of issuance of Common Stock in
          connection with acquisition of a license                                                                       18,600,000
        Non-cash expense recognized with issuance of
          Preferred Stock for license milestone                                                       100,000               100,000
        Stock and warrants issued in consideration for
          services rendered                                                     1,327,196             170,741             2,298,837
        Non-cash expense contributed by affiliate              481,299            185,059                                 1,075,182
        Changes in assets and liabilities:
          (Increase) decrease in grant receivable              111,045           (182,176)            202,129              (175,037)
          (Increase) decrease in prepaid expenses,
            other current assets  and other assets               6,088           (186,066)            130,238              (113,740)
          (Decrease) increase in accounts payable,
            accrued expenses and due to affiliates             912,987             50,280            (283,026)              959,029
          Increase in deferred lease liability                                     23,782             (13,756)               10,026
                                                         -------------     --------------      --------------       ---------------
        NET CASH USED IN OPERATING ACTIVITIES               (6,553,070)        (6,828,182)         (2,824,384)          (20,856,807)
                                                         -------------     --------------      --------------       ---------------
Cash flows from investing activities:
    Capital expenditures                                       (10,627)           (40,218)             (5,072)              (60,992)
    Restricted cash                                            (20,000)            20,000              40,000                     -
                                                         -------------     --------------      --------------       ---------------
        NET CASH USED IN INVESTING ACTIVITIES                  (30,627)           (20,218)             34,928               (60,992)
                                                         -------------     --------------      --------------       ---------------
Cash flows from financing activities:
    Proceeds from exercise of warrants                             544                                     22                   764
    Proceeds from sale of common stock                             169                                                        9,619
    Proceeds from sale of Preferred Stock                    5,494,349                              3,900,352            25,451,201
    Expenses associated with sale of Preferred Stock          (474,317)                              (132,496)           (1,764,385)
    (Increase) decrease in prepaid offering costs             (776,819)           776,819                                         -
    Proceeds from notes payable                                                   500,000                                 2,015,000
    Expenses associated with notes payable                                                                                 (128,719)
    Repayment of  notes payable                                                                                          (1,515,000)
                                                         -------------     --------------      --------------       ---------------
        NET CASH PROVIDED BY FINANCING ACTIVITIES            4,243,926          1,276,819           3,767,878            24,068,480
                                                         -------------     --------------      --------------       ---------------
        NET INCREASE (DECREASE) IN CASH AND
          CASH EQUIVALENTS                                  (2,339,771)        (5,571,581)            978,422             3,150,681

Cash and cash equivalents at beginning of period            10,083,611          7,743,840           2,172,259                     -
                                                         -------------     --------------      --------------       ---------------
Cash and cash equivalents at end of period               $   7,743,840     $    2,172,259      $    3,150,681       $     3,150,681
                                                         =============     ==============      ==============       ===============
Supplemental disclosures:
      Cash paid for interest                             $           -     $            -      $       17,712       $       255,058
                                                         =============     ==============      ==============       ===============
Supplemental disclosure of noncash investing and
  financing activities:
      Property and equipment in accounts payable and
        accrued expenses                                                   $       31,314                           $        31,314
      Original issue discount on note payable                                                                       $       101,564
      Options and warrants issued for services and
        financings                                                                                                  $     1,222,574
      Conversion of Merger Note and accrued interest
        to Series C stock                                                                      $      519,795       $       519,795


                            The accompanying notes are an integral part of the financial statements.

INNOVATIVE DRUG DELIVERY SYSTEMS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.   ORGANIZATION AND BUSINESS

     Innovative Drug Delivery Systems, Inc. (the "Company" or "IDDS") is a development stage enterprise engaged in the research, development and commercialization of innovative treatments for the relief of moderate to severe pain. The Company was incorporated in the State of Delaware and conducts operations in a single segment in the United States of America.

     In addition, to the normal risks associated with a new business venture, there can be no assurance that the Company's research and development will be successfully completed or that any approved product will be commercially viable. In addition, the Company operates in an environment of rapid change in technology, and is dependent upon the services of its employees, collaborators and consultants.

     Pain Management, Inc. (the "Predecessor Company") was incorporated in the State of Delaware on February 23, 1998. On August 14, 2000, the Predecessor Company agreed to merge with IDDS. The terms of the merger provided for each share of the Predecessor Company's common stock to convert into approximately .908 shares of the Company's common stock. Accordingly, the stockholders of the Predecessor Company exchanged 5,212,500 shares of the Predecessor Company's common stock for 4,733,797 shares of IDDS common stock. Prior to the merger, IDDS had outstanding 5,174,257 shares of common stock. At the time the merger closed on September 22, 2000, the only asset held by IDDS was a licensing agreement with West Pharmaceutical Services, Inc. (see Note 7) executed on August 25, 2000. IDDS was incorporated on April 8, 1999, however, it remained dormant until executing the merger and licensing agreements noted above. The Predecessor Company's Board of Directors and management assumed similar roles in the Company after the merger closed. For financial reporting purposes, the merger was accounted for as the acquisition of a licensing agreement by the Predecessor Company and a reorganization with the Company becoming the surviving entity. Consequently, the assets, liabilities and historic operating results of the Company prior to the merger are those of the Predecessor Company. The fair value of the licensing agreement was determined to be approximately $18.6 million based on the fair value of the common stock issued. The rights obtained under the licensing agreement related to an unproven technology that would require significant research and development effort to commercialize a product. There is also a significant uncertainty as to whether the research and development effort will be successful. Since the licensed technology has no alternative future use, the fair value of the consideration issued to obtain the licensing agreement was expensed as research and development at the time the merger closed.

     On December 6, 2004, the Company also consummated a merger with Intrac, Inc. ("Intrac"), a public shell company, ("the Merger"). For accounting purposes, the Merger has been treated as a recapitalization of the Company with the Company as acquirer (reverse acquisition) and with each share of Common Stock, stock options and warrants of the Company prior to the Merger converted to 1.018 shares of Intrac common stock, stock options and warrants at the time of the Merger. Thus, all common share and per share data included herein have been adjusted as if the stock split had occurred at inception. Accordingly, the Company is considered to have issued shares of its Common Stock, stock options and warrants to shareholders of Intrac in exchange for the net assets of Intrac. The assets, liabilities and historical operating results prior to the Merger are those of the Company. Pro forma information giving effect to the acquisition as if the acquisition took place on January 1, 2002 has not been provided since the combination is not a business combination under Statement of Financial Accounting Standards No. 141, "Business Combinations."

INNOVATIVE DRUG DELIVERY SYSTEMS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF PREPARATION
     The financial statements have been prepared on a going-concern basis, which assumes receipt of all assets and settlement or payment of all liabilities in the ordinary course of business. The Company has limited capital resources, net operating losses and negative cash flows from operations since inception and expects these conditions to continue for the foreseeable future. In addition, it is anticipated that the Company will not generate revenues from product sales in the twelve months following December 31, 2003. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company is seeking to raise additional funds through the private sale of its equity securities. The Company may also seek to raise capital through collaborative arrangements with corporate sources or other sources of financing. There can be no assurance that such additional financing, if at all available, can be obtained on terms reasonable to the Company. In the event that sufficient funds are not available, the Company will need to postpone or discontinue planned operations and projects. Continuance of the Company as a going concern is dependent upon, among other things, the Company's ability to obtain adequate long-term financing, the success of its research and development program and its attainment of profitable operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     REVENUE RECOGNITION
     The Company has been awarded government grants from the U.S. Department of Defense ("DoD") and the National Institutes of Health (the "NIH"), which are used to subsidize the Company's research and development projects ("Projects"). DoD and NIH revenue is recognized as subsidized Project costs for each period are incurred. For the years ended December 31, 2001 and 2002, all of the Company's research grant revenue came from the DoD and the NIH. For the year ended December 31, 2003, all of the Company's research grant revenue came from the DoD. In May 2003, the Company was granted an extension of a prior grant by DoD in the amount of $4.3 million.

     Interest income is recognized as earned.

     RESEARCH AND DEVELOPMENT COSTS
     The Company expenses all research and development costs as incurred for which there is no alternative future use. Such expenses include licensing and upfront fees paid in connection with collaborative agreements.

     CONCENTRATIONS OF CREDIT RISK
     Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash, cash equivalents, and receivables from the DoD and the NIH. The Company has established investment guidelines that relate to credit quality and diversification and that limit exposure to any one issue of securities.

     FIXED ASSETS
     Furniture and fixtures, laboratory equipment and computer equipment and software are stated at cost and are depreciated on a straight-line basis over their estimated useful lives. Expenditures for maintenance and repairs which do not materially extend the useful lives of the assets are charged to expense as incurred. The cost and accumulated depreciation of assets retired or sold are removed from the respective accounts and any gain or loss is recognized in operations.

INNOVATIVE DRUG DELIVERY SYSTEMS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     The estimated useful lives of fixed assets are as follows:

     Laboratory equipment                           7 years
     Furniture and fixtures                         5 years
     Computer equipment and software                3 years

     PATENTS
     As a result of research and development efforts conducted by the Company, it has applied, or is applying, for a number of patents to protect proprietary inventions. All costs associated with patents are expensed as incurred.

     CASH AND CASH EQUIVALENTS
     The Company considers all highly liquid investments which have maturities of three months or less, when acquired, to be cash equivalents. The carrying amount reported in the balance sheet for cash and cash equivalents approximates its fair value. Cash and cash equivalents subject the Company to concentrations of credit risk. At December 31, 2002 and 2003 the Company had invested approximately $2.2 million and $3.2 million, respectively, in funds with a single commercial bank.

     NET LOSS PER SHARE
     The Company prepares its per share data in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS No. 128"). Basic net loss per share is computed on the basis of net loss for the period divided by the weighted average number of shares of common stock outstanding during the period. Since the Company has incurred net losses since inception, diluted net loss per share does not include the number of shares issuable upon exercise of outstanding options and warrants and the conversion of preferred stock since such inclusion would be anti-dilutive. Disclosures required by SFAS No. 128 have been included in Note 8.

     DEFERRED FINANCING COSTS
     Costs incurred in connection with issuance of notes payable are deferred and amortized using the interest method as interest expense over the term of the debt instrument.

     INCOME TAXES
     The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). SFAS No. 109 requires that the Company recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined on the basis of the difference between the tax basis of assets and liabilities and their respective financial reporting amounts ("temporary differences") at enacted tax rates in effect for the years in which the temporary differences are expected to reverse.

     COMPREHENSIVE LOSS
     Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income", established standards for reporting and display of comprehensive loss and its components in the financial statements. The Company has no other comprehensive items to report other than net loss.

INNOVATIVE DRUG DELIVERY SYSTEMS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     IMPAIRMENT OF LONG-LIVED ASSETS
     In accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company reviews its long-lived assets for impairment whenever events and circumstances indicate that the carrying value of an asset might not be recoverable. An impairment loss is recognized if the carrying amount of the long-lived asset is not recoverable and its carrying amount exceeds its fair value, which is based upon estimated undiscounted future cash flows. For all periods presented, there have been no impairment losses incurred.

     EQUITY ISSUANCE COSTS
     Costs associated with the issuance of the Company's common or preferred stock are initially recorded as prepaid offering costs. Upon issuance of the securities, those costs are reclassified as a reduction of the offering proceeds. In the event that the offering is not completed, those costs would be expensed in the period the offering is determined to be unsuccessful. During the year ended December 31, 2002, the Company expensed prepaid offering costs of $776,819 that were deferred as of December 31, 2001 related to an offering that was terminated during 2002.

     RISKS AND UNCERTAINTIES
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Significant estimates relate to the valuation of equity instruments issued for services rendered, recoverability of fixed assets and deferred taxes. Actual results could differ from those estimates.

     STOCK-BASED COMPENSATION
     The Company accounts for stock-based compensation to employees in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25"). Under APB No. 25, generally, no compensation expense is recognized in the financial statements in connection with the awarding of stock option grants to employees provided that, as of the grant date, all terms associated with the award are fixed and the fair value of the Company's stock, as of the grant date, is equal to or less than the amount an employee must pay to acquire the stock. The Company will recognize compensation expense in situations where the terms of an option grant are not fixed or where the fair value of the Company's common stock on the grant date is greater than the amount an employee must pay to acquire the stock.

     The Company has a stock-based incentive plan, which is described in Note 9. The following table illustrates the effect on the Company's net loss and net loss per share had compensation costs for the incentive plan been determined in accordance with the fair value based method of accounting for stock-based compensation as prescribed by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("FAS 123"), as amended by Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation Transition and Disclosure, an amendment of SFAS 123" ("FAS 148"). Since option grants awarded during 2003, 2002 and 2001, vest over several years and additional awards are expected to be issued in the future, the pro forma results shown below are not likely to be representative of the effects on future years of the application of the fair value based method.

INNOVATIVE DRUG DELIVERY SYSTEMS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                                                                         YEAR ENDED DECEMBER 31,
                                                            ------------------------------------------------
                                                                  2001             2002             2003
     Net loss as reported                                   $ (11,627,004)    $ (8,059,081)    $ (3,155,092)
     Add:  Stock-based employee compensation included
         in net loss under APB No. 25                                   -        1,264,522          113,069
     Deduct:  Total stock-based employee compensation
         expense determined under fair value base method
         for all awards                                        (1,294,583)      (2,137,091)      (1,263,739)
                                                            -------------     ------------     ------------
     Pro forma net loss                                     $ (12,921,587)    $ (8,931,650)    $ (4,305,762)
                                                            =============     ============     ============
     Proforma net loss per share (basic and diluted)               ($1.30)          ($0.90)          ($0.43)
                                                            =============     ============     ============

     For the purposes of the above pro forma calculations, the fair value of each option granted was estimated on the date of grant using the Black Scholes option pricing model. The weighted-average fair value of the options granted during 2001, 2002 and 2003 was $2.35, $5.24 and $0.96, respectively. The following table summarizes the assumptions used in computing the fair value of option grants.

                                              2001          2002         2003
        Expected volatility                    75%           75%          80%
        Expected years                           5             5            5
        Dividend yield                          0%            0%           0%
        Risk free interest rate                 6%          4.5%         3.5%

     Other disclosures required by FAS No. 123 have been included in Note 9.

     The fair value of options and warrants granted to non-employees for financing, goods or services are included in the financial statements and expensed over the life of the debt, as the goods are utilized or the services performed, respectively. Securities issued in connection with services or financings were valued based upon the estimate of fair value of the securities issued as determined by the Company's management.

     IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS
     In April 2004, the Emerging Issues Task Force issued Statement No. 03-6, Participating Securities and the Two-Class Method under FASB Statement No. 128, Earnings per Share (EITF 03-6). EITF 03-6 addresses a number of questions regarding the computation of earnings per share (EPS) by companies that have issued securities other than common stock that contractually entitle the holder to participate in dividends and earnings of the company when, and if, it declares dividends on its common stock. EITF 03-6 defines participation rights based solely on whether the holder would be entitled to receive any dividends if the entity declared them during the period and requires the use of the two-class method for computing basic EPS when participating convertible securities exist. In addition, EITF 03-6 expands the use of the two-class method to encompass other forms of participating securities and is effective for fiscal periods beginning after March 31, 2004. Although the Company has participating securities, since the Company has had net losses since inception, EITF 03-6 is not applicable to any period presented and the Company's adoption of EITF 03-6 did not have an impact on the Company's financial statements.

INNOVATIVE DRUG DELIVERY SYSTEMS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

3.   FIXED ASSETS

     Fixed assets consist of the following:

                                                        DECEMBER 31,
                                                --------------------------
                                                   2002            2003
                                                ----------      ----------
        Furniture and fixtures                  $   21,310      $   22,332
        Laboratory equipment                         9,274          11,582
        Computer equipment                          47,108          48,850
        Computer software                            9,542           9,542
                                                ----------      ----------
                                                    87,234          92,306
        Less, Accumulated depreciation             (17,106)        (41,488)
                                                ----------      ----------
                                                $   70,128      $   50,818
                                                ==========      ==========

4.   ACCOUNTS PAYABLE AND ACCRUED EXPENSES

     Accounts payable and accrued expenses consist of the following:

                                                        DECEMBER 31,
                                                --------------------------
                                                   2002            2003
                                                ----------      ----------
        Accounts payable                        $  766,862       $ 329,157
        Accrued professional fees                  151,000          86,188
        Accrued research and development            27,585         124,629
        Accrued payroll                            217,000         374,323
        Accrued expenses                           107,222          76,046
                                                ----------      ----------
                                                $1,269,669       $ 990,343
                                                ==========       =========

     The Company has agreements to spend approximately $0.8 million for future clinical and development programs. However, such agreements may be cancelled, without cost, upon written notice to the other party.

5.   STOCKHOLDERS' (DEFICIT)

     The Company's Certificate of Incorporation, as amended, authorizes the Company to issue 80 million shares of common stock (the "Common Stock"), $0.001 par value, and 20 million shares of preferred stock (the "Preferred Stock"), $0.001 par value. The Company's Board of Directors (the "Board") has the authority to issue preferred stock, in series, with rights and privileges determined by the Board. The Board designated 4.5 million shares of Preferred Stock as Series A Redeemable Convertible Preferred stock ("Series A stock"), approximately 1.4 million shares of Preferred Stock as Series B Redeemable Convertible Preferred stock ("Series B stock") and 5 million shares of Preferred Stock as Series C Redeemable Convertible Preferred stock ("Series C stock").

     Dividends may be declared and paid on Common Stock and Preferred Stock as determined by the Board, provided that (i) concurrently with the declaration of dividends on Common Stock, the Company declares and pays

INNOVATIVE DRUG DELIVERY SYSTEMS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     a dividend to the holders of Preferred Stock equal to that which would be payable to them if their Preferred Stock had been converted into Common Stock on the date of determination of holders of Common Stock to receive such dividend and (ii) dividends declared on Series A stock are subject to prior rights of holders of any superior class of stock.

     In the event of liquidation, dissolution or winding up of the Company, holders of Series A stock will be entitled to be paid the greater of (i) $4.00 per share subject to adjustment for stock dividends, stock splits, mergers or other recapitalization, as defined, plus all dividends accrued or declared but unpaid, out of the assets of the Company (the "Liquidation Amount") or (ii) the Shared Allocation Amount. The Shared Allocation Amount is that portion of the Company's assets available for distribution to stockholders allocated based on percentage of outstanding shares held by that class of stockholders. The order of preference of payments will be to holders of Series A Stock and then Common Stock.

     Each share of Series A stock is convertible into the number of shares of Common Stock determined by dividing the Series A Conversion Price into $4.00. The Series A Conversion Price of the Series A stock is initially $3.87 per share adjusted for certain dilutive events, as defined. Accrued but unpaid dividends are forfeited upon conversion of Series A stock. As of December 31, 2002 and 2003, the Series A Conversion Price was $3.87 and the outstanding Series A stock is convertible into 4,154,023 shares of Common Stock.

     Shares of Series A stock will automatically convert into shares of Common Stock based upon the Series A Conversion Price in effect at the time upon
     (i) the closing of an initial public offering of the Company's Common Stock, within defined terms or (ii) written election of the holders of a majority of Series A stock.

     In the event of consolidation, merger or other reorganization of the Company in which the Company is not the surviving entity, the holders of Series A stock will be entitled to be paid, out of the assets of the Company available for distribution before any payment to holders of junior stock of the Company, the greater of (i) the Liquidation Amount or (ii) the Shared Allocation Amount, as defined. Such payment will be made by redemption of such shares by the Company or by the surviving company. Accordingly, the Series A stock is presented as mandatorily redeemable preferred stock.

     Holders of Series A stock have the number of votes equal to the number of shares of Common Stock into which the shares of Series A stock convert into at the date on which the vote is held. Holders of Common Stock have one vote per share.

     At the option of the Company, shares of Series A stock may be redeemed at a redemption price per share of $4.00 plus dividends accrued or declared but unpaid (the "Redemption Price") up to and including the redemption date. The Redemption Price is subject to adjustment for stock dividends, stock splits, mergers or recapitalizations, as defined.

     In September 2000, the Company sold 160.565 units ("Units" or "Series A Financing") to investors at a per Unit price of $100,000. Each Unit consisted of 25,000 shares of Series A stock (convertible into 25,872 shares of common stock) and 2,587 warrants (the "A Preferred Warrants"). Each A Preferred Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $3.87 per share. The A Preferred Warrants contain certain antidilution provisions, as defined. The A Preferred Warrants expire in October 2005. The fair value of the A

INNOVATIVE DRUG DELIVERY SYSTEMS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     Preferred Warrants at issuance was $960,361. At December 31, 2002 and 2003, none of the A Preferred Warrants had been exercised (see Note 10).

     As partial consideration for the sale of the Units, an option to purchase
     15.83 units (the "Finders Units") was issued to members of the firm responsible for obtaining the financing. Each Finders Unit entitles the holder to purchase 25,000 shares of Series A stock (convertible into 25,872 shares of common stock) and 2,587 A Preferred warrants (the "Finders Warrants") for $110,000 per Finders Unit. The fair value of the Series A stock included in the Finders Units, which was accounted for as a cost of the Series A Financing, totaled $1,071,331. Each Finders Warrant entitles the holder to purchase one share of Common Stock at a per share price of $3.87. The Finders Warrants expire in September 2007. The fair value of the Finders Warrants at the date of issue was $107,825.

     During 1999, a consultant (the "Consultant") was issued 192,985 shares of Common Stock for services rendered and a subscription receivable of $106. The fair value of the Consultant shares was $93,456, as estimated by the Company's management.

     In 2000, another consultant, acting as an advisor to the Series A Financing, received 15,522 warrants to purchase shares of Common Stock at an exercise price of approximately $0.001 per share. The warrants expire in August, 2007. The fair value of the warrants, which has been accounted for as a cost of the Series A Financing, at the issuance date was $55,790. All of the warrants were exercised in 2001.

     In December, 2001, the Company's Board of Directors designated 1,351,350 shares of preferred stock, $0.001 par value, as Series B stock. The Company then closed a $5.5 million private financing consisting of the sale of
     10.9887 units of Series B stock (the "Series B Unit") at $500,000 per Series B Unit. Each Series B Unit consists of 90,090 shares of Series B stock with a stated value of $5.55 per share, subject to adjustment for stock dividends, stock splits, mergers and recapitalizations, as defined. The preferences and rights of Series B stock are the same as those of Series A stock regarding conversion, redemption, voting and liquidation of the Company, except that the stated value and the conversion price used in calculating those preferences is $5.55 and $5.36 for Series B stock, respectively, rather than $4.00 and $3.87 for Series A stock respectively. As of December 31, 2002 and 2003, the Series B stock converts into 1,024,494 shares of common stock. Series B stock is considered to be mandatorily redeemable preferred stock since it is redeemable upon events of consolidation, merger or other reorganization of the Company.

     The Series B conversion price represented a discount from the estimated fair value of the Common Stock at the time of issuance. Accordingly, the discount amount is considered incremental yield ("the beneficial conversion feature") to the preferred stockholders and has been accounted for as a deemed dividend to preferred stockholders. Based on the conversion terms of the Series B stock, a deemed dividend of approximately $3.6 million has been added to the net loss in the calculation of net loss applicable to common stockholders in the year ended December 31, 2001.

     In February 2003, the Board designated 5,000,000 shares of preferred stock, $0.001 par value, as Series C stock. Each share of Series C stock has a stated value of $1.53 per share, subject to adjustment for stock dividends, stock splits, mergers and recapitalizations, as defined. The preferences and rights of Series C stock are the same as those of Series A stock and Series B stock regarding payment of dividends, conversion, redemption, voting and liquidation of the Company, except that the stated value and initial conversion price used in calculating those preferences is $1.50.

INNOVATIVE DRUG DELIVERY SYSTEMS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     The initial conversion price is subject to adjustments, as defined. In addition, Series C stock is senior to Series A stock, Series B stock and common stock with respect to liquidation or dividend payments. Series C stock is considered to be mandatorily redeemable preferred stock since it is redeemable upon events of consolidation, merger or other reorganization of the Company in which the Company is not the surviving entity. However, the Company cannot redeem the Series C stock without also redeeming the Series A stock and Series B stock.

     In August 2003 the Company closed a private placement consisting of the sale of 2,549,254 shares of Series C stock for proceeds of approximately $3.8 million, net of offering expenses of $132,496. In addition, in August 2003, the $500,000 Merger Note (see Note 6), together with accrued interest in the amount of $19,795 was converted into 339,736 shares of Series C stock and 65,360 shares of Series C stock was issued to a consultant as partial payment of a milestone obligation (see Note 7b). As of December 31, 2003, the Series C stock converts into 3,008,742 shares of Common Stock.

6.   NOTES PAYABLE

     a. During 1998, the Company issued two notes payable to two banks with principal amounts of $145,000 and $80,000, respectively (the "Notes"). The Notes were due in September 2000 and bear interest of 1% over the Eurodollar rate and the bank's prime rate, respectively. The Notes were guaranteed by one of the Company's investors. At December 31, 1999, the outstanding balances on the Notes were $145,000 and $80,000, respectively, accrued interest totalled $1,400 and the weighted average interest rate was 7.5%. During 2000, the $145,000 Note was increased to $245,000.

          Both Notes were repaid in October 2000, following the issuance of Series A stock (see Note 5).

     b. During 1999, the Company raised $1.04 million by issuing notes payable (the "Bridge Notes") and warrants (the "Bridge Warrants"). The Bridge Notes accrued interest at 12% per annum for the first twelve months and 15% per annum for up to an additional year. At December 31, 1999, accrued interest on the Bridge Notes was approximately $86,000. In November, 2000, after issuance of Series A stock, the principal plus accrued interest totaling approximately $1,238,000 was repaid.

          In connection with the Bridge Notes, 236,128 Bridge Warrants to purchase an equal number of shares of Common Stock, with an exercise price of approximately $0.01, were issued to the Bridge Noteholders. The Bridge warrants contain anti-dilution provisions and expire in September, 2005. The fair value of the Bridge Warrants at the date of issue was $101,564. Accordingly, the Bridge Notes were recorded at an original issue discount of $101,564, which was amortized to interest expense over the term of the Bridge Notes. At December 31, 1999, the Bridge Notes were recorded at $980,256. During the years ended December 31, 2001 and 2003, Bridge Warrants to purchase 15,893 shares and 2,270 shares of common stock, respectively, were exercised (see
          Note 10).

          Professional fees incurred in connection with the Bridge Notes, amounting to $128,719, were accounted for as deferred financing costs.

INNOVATIVE DRUG DELIVERY SYSTEMS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

          In 1999, three consultants, who had arranged the sale of Bridge Notes received a total of 204,336 warrants, exercise price of approximately $0.001, to purchase shares of Common Stock. The warrants expire in August 2007. The fair value of the warrants, which were accounted for as deferred financing costs, at the issuance date was $98,598. All of the warrants were exercised in 2000.

     c. In July 2000, the Company entered into a note (the "Second Note") with a commercial bank with principal amount of $150,000 and bearing interest, payable monthly, based on the Eurodollar rate plus 1% due in July, 2001. The Second Note was guaranteed by one of the Company's investors. In October 2000, following the closing of the sale of Series A stock, the Second Note was repaid.

     d. In November 2002, the Company issued a $500,000 convertible note, due on November 24, 2004, to eXegenics, Inc., pursuant to an agreement for the termination of a proposed merger with that company (the "Merger Note"). The Merger Note bears interest of prime plus 1%, as defined, which is due and payable annually. The Merger Note and accrued interest, will automatically convert into shares of the Company's equity securities in the event that the Company completes a private placement, as defined, before November 24, 2004, or in the event of a consolidation, merger, combination, or reorganization, as defined. In the event of a private placement, the Merger Note and accrued interest will be converted into the same series of securities offered in the private placement, at the same per share price paid by investors. At December 31, 2002, accrued interest on the Merger Note totalled $2,625. In August 2003, following a private placement, the principal and accrued interest, totalling $519,795, was converted into 339,736 shares of Series C preferred stock (see Note 5).

7.   COMMITMENTS AND CONTINGENCIES

     a.   OPERATING LEASE

          On September 5, 2002, the Company entered into a sublease (the "Sublease") for office space with a term from December 7, 2002 through December 30, 2003. Minimum rent for the Sublease is $371,000 per annum, payable in equal monthly installments of $30,917, except that no rent payment was due for the first 30 days of the Sublease term (the "Free Rent Period"). In addition, upon execution of the Sublease, the Company prepaid rent for the first two months following the Free Rent Period and the last two months of the Sublease term, totalling $123,667. The Company is also required to pay additional rent, as defined. The Company recognizes rental expense for leases with rental holidays on the straight-line basis over the life of the lease. On September 22, 2003, the Company entered into a lease for office space with a term from December 1, 2003 through November 30, 2006. Minimum rent for the lease is initially $125,000 per annum with a 3% rent escalation every 12 months thereafter, payable in equal monthly instalments, except that no rent payment was due for the first 60 days of the lease term (the "Free Rent Period"). In addition, upon execution of the lease, the Company paid a security deposit of $31,250. The Company is also required to pay additional rent, as defined. The Company recognizes rental expense for leases with rental holidays on the straight-line basis over the life of the lease. For the years ended December 31, 2002 and 2003, the Company recognized rent expense of $23,782 and $381,026. Deferred lease liability of $23,782 and $10,026 at December 31, 2002 and 2003, respectively, was recorded for rent expense in excess of amounts paid; the amount of additional rent paid was immaterial.

INNOVATIVE DRUG DELIVERY SYSTEMS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     b.   RESEARCH COLLABORATION, LICENSING AND CONSULTING AGREEMENTS

          (i) As part of the formation of the Company, in September 2000, the Company assumed a license agreement between the Predecessor Company and Stuart Weg, M.D. The license granted the Company exclusive worldwide rights, including the right to grant sublicenses, for the intellectual property surrounding transnasal ketamine. In connection therewith, the Company made an upfront payment to Dr. Weg, Herbert Brotspies, and Calgar & Associates (collectively the "Founders") and issued the Founders shares of Common Stock, of which a portion is held in escrow and will be released to the Founders, if at all, upon the successful completion of the Phase III trial. The issuance of the shares from escrow is not contingent on the Founders' performance. The Company also reimbursed the Founders for patent and other costs. The Company will pay semi-annual royalty payments to the Founders based on a percentage of net sales of transnasal ketamine by the Company or its sublicensees. In addition, the Company shall pay the Founders a defined percentage of all sublicensing fees or other lump sum payments. The Company is also obligated to make aggregate future payments of approximately $1.0 million upon the earlier of certain defined dates ranging from August 2003 to November 2004 or satisfaction of certain clinical and regulatory milestones, which includes the filing of a New Drug Application ("NDA") with the Food & Drug Administration ("FDA"), the approval of an NDA by the FDA and the first commercial sale of a licensed product. A defined percentage of such milestone payments shall be creditable against royalties earned; provided, however, that in no event shall royalties earned be reduced by more than a certain percentage in any applicable semi-annual period. The Company may satisfy a portion of the milestone payments through the issuance of shares of Common Stock of the Company; provided that the Company is publicly traded at the time such milestone payment accrues. In April 2003 the license agreement was amended (Amendment No. 1) to allow for the payment of the August 2003 milestone to be paid in cash and Series C stock. The Founders agreed to accept 65,360 shares of Series C Stock, valued at $0.1 million plus $0.15 million in cash as payment in full for the milestone.

               In connection with the above license agreement, in February 1998 the Predecessor Company entered into a three year Consulting Agreement, renewable upon mutual consent, with each of Dr. Weg and Dr. Gary. Pursuant to such Consulting Agreements, both Dr. Weg and Dr. Gary will provide the Company with such consulting services as the Company may reasonably request. In consideration for such services the Company has agreed to pay to each of Dr. Weg and Dr. Gary a consulting fee equal to $75,000 per year, payable in equal monthly installments. These agreements expired March 2001 and were not renewed.

          (ii) On August 25, 2000, the Company entered into a license agreement with West Pharmaceutical Services, Inc. ("West") for rights to develop and commercialize intranasal morphine, fentanyl and other products. Under the terms of the agreement, the Company was granted an exclusive, worldwide, royalty bearing license, including the right to grant sublicenses, for the rights to the intellectual property covering these products. The license agreement will expire with the last to expire of the license patents in 2016. In consideration of the license, the Company paid and expensed on September 22, 2000 an up front fee. In addition, under the license agreement for morphine, fentanyl and other products the Company is obligated to make royalty payments to West based upon net sales of products by the Company or its sublicensees, if any, as defined. The Company is also obligated to pay West a minimum annual royalty for each licensed product

INNOVATIVE DRUG DELIVERY SYSTEMS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

               that receives approval by a regulatory agency to be marketed in any major market country, as defined. The Company is also obligated to pay West a defined amount of any up-front license fees in the event that the Company sublicenses any rights to any third party. In addition, under a Development Milestone and Option Agreement entered into by the Company and West in connection with the license agreement, the Company is obligated to make aggregate future payments totaling $5.0 million upon reaching certain defined development milestones, which includes the filing of an NDA with the FDA, the approval of an NDA by the FDA of a licensed product. Milestone payments can be paid in cash or equity upon the satisfaction of certain clinical and regulatory milestones and provided that the Company is publicly traded at the time such milestone payment accrues. The Company's ability to pay the upfront payment for the license agreement and the M-6-G fee (see below) was guaranteed by an affiliate of the Company. The guarantee expired upon the payments by the Company of amounts owed to West. In addition, the Company granted West the right of first refusal to enter into a clinical manufacturing agreement for nasal morphine (see (iii)(a), below).

               The license agreement and related agreements (see (iii)(a) to (iii)(d) below) may be terminated by mutual consent of the parties at any time or by either party upon written notice of default, including non-performance, by the other party that is not cured within 30 days.

         (iii) In connection with the West license agreement, the Company entered into the following additional agreements:

               (a) A clinical manufacturing agreement, whereby the Company will buy from West 100% of the nasal morphine product required for conducting the clinical trials subject to West's ability to supply 100% of the required product. West will manufacture and package the clinical product for the Company. This agreement was terminated effective September 2002.

               (b) An option agreement, whereby the Company was granted an option to include morphine -6- glucuronide ("M-6-G") as an identified compound under the license agreement. The Company paid and expensed a non-refundable fee in consideration of the option, which expired unexercised on December 22, 2000.

               (c) On October 24, 2000, the Company expanded its license agreement to include an additional development agreement with West for rights to develop and commercialize intranasal fentanyl. The Company will undertake a development program for intranasal fentanyl with West. The parties will endeavor to complete the development program within the defined time table. However, the Company can use other suppliers should West be unable to either provide competitive cost bids or complete the program within a reasonable timeframe. In addition, under the development agreement, the Company is obligated to make aggregate future payments totaling $6.3 million upon reaching certain defined development milestones, which includes completion of proof-of-principle studies, successful completion of a phase I/II clinical trial, commencement of a phase III clinical trial, filing of an NDA with the FDA and the approval of an NDA by the FDA of a licensed product. These milestone payments can be paid in cash or equity upon the satisfaction of certain clinical and regulatory milestones and provided that the Company is

INNOVATIVE DRUG DELIVERY SYSTEMS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


                    publicly traded at the time such milestone payment accrues. In October 2003, the Company and West amended the license agreement to exclude further development of fentanyl by the Company. All rights, duties and obligations of the Company and West related to fentanyl were terminated, including aggregate remaining future milestone payments of $6.3 million.

               (d) On November 17, 2000, the Company entered into a clinical manufacturing agreement with West to manufacture, package, purchase and sell to the Company nasal ketamine clinical product according to agreed upon clinical product specifications and price schedule. The agreement expired in November 2001.

          (iv) On December 14, 2001 (the "Effective Date"), the Company entered into an agreement (the "Shimoda Agreement") with Shimoda Biotech (Proprietary) Ltd. and certain affiliated entities ("Shimoda"), for an exclusive worldwide license to commercialize formulations of pharmaceutical products containing diclofenac. The Company will pay: (i) a license fee to Shimoda and reimbursement for expenses, if certain defined events occur; (ii) two percent of the net proceeds, as defined, of the Company's initial public offering ("IPO") to Shimoda, but not less than $1 million or in excess of $2 million; (iii) aggregate future milestone payments of $6.0 million payable upon the satisfaction of certain clinical and regulatory milestones which includes submission of an NDA with the FDA, approval of an NDA by the FDA and one year following the date of first sale of a licensed product; and (iv) royalty payments to Shimoda based upon the sales of products by the Company or its sublicensees, if any, as defined. Upon achievement of a milestone, Shimoda has the option to receive payment in cash or shares of common stock. In the event Shimoda elects to receive common stock, the number of shares to be issued is based on a formula whereby the defined milestone payment is divided by the per share price of the Company's common stock in an initial public offering as defined. Should common stock be issued in satisfaction of milestones, the Company will record a non-cash charge based on the fair value of the consideration paid at the date the milestone is achieved. Such charge could be material and could result in a material dilution to per share amounts. The Shimoda Agreement may be terminated (i) by either party due to breach by the other party that is not cured within 60 days of written notice; (ii) by Shimoda in the event of default by the Company for non-payment of amounts due that is not cured with 60 days of written notice; or (iii) by the Company at any time by giving 90 days written notice to Shimoda.

8.   NET LOSS PER SHARE

     The Company's basic net loss per share amounts have been computed by dividing net loss by the weighted-average number of common shares outstanding during the period. For all periods presented, the Company reported a net loss and, therefore, common stock equivalents were not included since such inclusion would have been anti-dilutive. In addition, for all periods presented, 227,044 shares of Common Stock were held in escrow. These shares have been excluded from the calculation of basic and diluted per share amounts.

INNOVATIVE DRUG DELIVERY SYSTEMS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     The calculation of net loss per share, basic and diluted, is as follows:

                                                                  WEIGHTED
                                                                  AVERAGE
                                                                   COMMON
                                                  NET LOSS         SHARES         PER SHARE
                                                 (NUMERATOR)    (DENOMINATOR)      AMOUNT
     The year ended December 31, 2001
       Basic and diluted                       $ (11,627,004)     9,904,427       ($1.17)
                                               ==============     =========       =======
     The year ended December 31, 2002
       Basic and diluted                       $  (8,059,081)     9,916,761       ($0.81)
                                               ==============     =========       =======
     The year ended December 31, 2003
       Basic and diluted                       $  (3,155,092)     9,918,104       ($0.32)
                                               ==============     =========       =======

     Common stock equivalents which have been excluded from diluted per share amounts because their effect would have been anti-dilutive, include the following:

                                                         FOR THE YEARS ENDED DECEMBER 31,
                                     ------------------------------------------------------------------------
                                              2001                     2002                    2003
                                     -----------------------  ----------------------  -----------------------
                                                   WEIGHTED                WEIGHTED                WEIGHTED
                                      WEIGHTED     AVERAGE     WEIGHTED    AVERAGE     WEIGHTED    AVERAGE
                                      AVERAGE      EXERCISE    AVERAGE     EXERCISE    AVERAGE     EXERCISE
                                       NUMBER       PRICE       NUMBER      PRICE       NUMBER      PRICE
                                     -----------  ----------  ----------  ----------  ----------  ----------
     Options                          1,390,285     $3.87      1,805,762    $4.19      2,287,818    $3.81
     Warrants                         1,098,515     $3.19      1,086,178    $3.23      1,084,834    $3.23
     Convertible Preferred Stock      4,156,829                5,178,517               6,239,871
                                     -----------              -----------             -----------
        Total                         6,645,629                8,070,457               9,612,523
                                     ===========              ===========             ===========

9.   STOCK INCENTIVE PLAN

     In February 2001, the Board and stockholders approved the adoption of the 2000 Omnibus Stock Incentive Plan (the "Plan"). The Plan, as amended, provides for the issuance of 4,200,000 shares of Common Stock to be awarded to employees, consultants, directors and other individuals who render services to the Company (collectively, "Awardees"). Awards include options, restricted shares, bonus shares, stock appreciation rights and performance shares (the "Awards"). The Plan contains certain anti-dilution provisions in the event of a stock split, stock dividend or other capital adjustment, as defined. The Plan includes an automatic option grant program for non-employee directors, under which option grants will automatically be made at periodic intervals to non-employee board members to purchase shares of common stock as defined. The Plan provides for a Committee of the Board of Directors (the "Committee") to grant Awards to Awardees and to determine the exercise price, vesting term, expiration date and all other terms and conditions of the Awards, including acceleration of the vesting of an Award at any time. All options granted under the Plan are intended to be non-qualified ("NQO") unless specified by the Committee to be incentive stock options ("ISO"), as defined by the Internal Revenue Code. NQO's may be granted to employees, consultants or other individuals at an exercise price, equal to, below or above the fair value of the Common Stock on the date of grant. ISO's may only be granted to employees of the Company and

INNOVATIVE DRUG DELIVERY SYSTEMS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     may not be granted at exercise prices below fair value of the Common Stock on the date of grant (110% of fair value for employees who own 10% or more of the Company). The period during which an option may be exercised may not exceed ten years from the date of grant (five years for grants of ISO's to employees who own 10% or more of the Company). Under the Plan, for a period of one year following the termination of an Awardee's employment or active involvement with the Company, the Company has the right, should certain contingent events occur, to repurchase any or all shares of Common Stock acquired upon exercise of an Award held by the Awardee at a purchase price defined by the Plan. The Plan will terminate at the earliest of (i) its termination by the Committee, (ii) February 4, 2011 or (iii) the date on which all of the shares of Common Stock available for issuance under the Plan have been issued and all restrictions on such shares have lapsed. Awards granted before termination of the Plan will continue under the Plan until exercised, cancelled or expired.

     As of December 31, 2003, options to purchase 1,996,630 shares of the Company's common stock have been granted under the Plan, the number of options remaining to be granted was 2,203,370. In addition, as of December 31, 2003 the Company had outstanding 1,340,528 options which were granted outside of the Plan.

     The following table summarizes non-plan stock option information for the options as of December 31, 2003:

                                OPTIONS OUTSTANDING              OPTIONS EXERCISABLE
                       -------------------------------------   -----------------------
                                      WEIGHTED-
                                       AVERAGE     WEIGHTED-                 WEIGHTED-
                                      REMAINING     AVERAGE                   AVERAGE
        RANGE OF          NUMBER     CONTRACTUAL   EXERCISE      NUMBER      EXERCISE
     EXERCISE PRICES   OUTSTANDING      LIFE         PRICE     EXERCISABLE     PRICE
     ---------------   -----------   -----------   ---------   -----------   ---------
     $0.01                  1,241     6.7 years      $0.01          1,241      $0.01
     $3.87              1,339,287     6.9 years      $3.87      1,339,287      $3.87
                       -----------                             -----------
     $0.01-3.87         1,340,528     6.9 years      $3.87      1,340,528      $3.87
                       ===========                             ===========

     Transactions involving non-plan stock options during the years ended December 31, 2001, 2002 and 2003 are summarized as follows:

                                                                 WEIGHTED-                      WEIGHTED-
                                                  NUMBER OF       AVERAGE         NUMBER         AVERAGE
                                                   SHARES      EXERCISE PRICE   EXERCISABLE   EXERCISE PRICE
                                                 -----------   --------------   -----------   --------------
     2000: Granted                                1,030,073       $ 3.87
                                                 -----------
     Balance outstanding, December 31, 2000       1,030,073       $ 3.87          435,032        $ 3.87

     2001: Granted                                  362,198       $ 3.87
                                                 -----------
     Balance outstanding, December 31, 2001       1,392,271       $ 3.87          995,577        $ 3.87
                                                 -----------
     Balance outstanding, December 31, 2002       1,392,271       $ 3.87        1,150,805        $ 3.87

     2003: Canceled                                 (51,742)      $ 3.87
                                                 -----------
     Balance outstanding, December 31, 2003       1,340,529       $ 3.87        1,340,528        $ 3.87
                                                 ===========

INNOVATIVE DRUG DELIVERY SYSTEMS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     The following table summarizes stock option information for options granted under the Plan as of December 31, 2003:

                                OPTIONS OUTSTANDING              OPTIONS EXERCISABLE
                       -------------------------------------   -----------------------
                                      WEIGHTED-
                                       AVERAGE     WEIGHTED-                 WEIGHTED-
                                      REMAINING     AVERAGE                   AVERAGE
        RANGE OF          NUMBER     CONTRACTUAL   EXERCISE      NUMBER      EXERCISE
     EXERCISE PRICES   OUTSTANDING      LIFE         PRICE     EXERCISABLE     PRICE
     ---------------   -----------   -----------   ---------   -----------   ---------
     $ 1.50               967,490     9.6 years     $ 1.50       72,137       $ 1.50
     $ 1.96               541,285     10.0 years    $ 1.96            -       $ 1.96
     $ 3.87                50,921     8.7 years     $ 3.87       50,921       $ 3.87
     $ 5.36               386,013     8.3 years     $ 5.36      299,776       $ 5.36
     $ 5.40                50,921     8.3 years     $ 5.40       33,947       $ 5.40
                        ---------                   ------      -------       ------
     $ 1.50 - $5.40     1,996,630     9.4 years     $ 2.53      456,781       $ 4.59
                        ==========                              =======

     Transactions involving options granted under the Plan during the years ended December 31, 2002 and 2003 are summarized as follows:

                                                                 WEIGHTED-                      WEIGHTED-
                                                  NUMBER OF       AVERAGE         NUMBER         AVERAGE
                                                   SHARES      EXERCISE PRICE   EXERCISABLE   EXERCISE PRICE
                                                 -----------   --------------   -----------   --------------
     2002: Granted (1)                              591,339       $ 5.23
                                                 -----------
     Balance outstanding, December 31, 2002         591,339       $ 5.23          265,008        $ 5.08

     2003: Canceled                                (103,485)      $ 5.36

     2003: Granted                                1,508,776       $ 1.67
                                                 -----------
     Balance outstanding, December 31, 2003       1,996,630       $ 2.53          456,781        $ 4.59
                                                 ===========

     (1) Included in the options granted in 2002, were the following options granted to members of the Board: (i) 362,197 options on February 25, 2002, with an exercise price of $5.36, approximately two-thirds of which were vested immediately with the remainder vesting through February 2003 and (ii) 50,921 options with an exercise price of $5.40 on April 1, 2002, one-quarter vesting immediately and the remainder vesting over three years. On the dates of grant, the fair value of the Company's common stock was deemed to be $8.84 per share. Thus, in accordance with APB No. 25, the Company recorded unearned compensation of $1,431,498, which was equal to the total intrinsic value of those options on the respective dates of grant. The Company will amortize unearned compensation as compensation expense, respectively, over the respective vesting periods of the options. For the years ended December 31, 2002 and 2003, the Company recognized $1,264,522 and $113,069 of compensation expense respectively for those options.

     Included in the options above, during the years ended December 31, 2000, 2002 and 2003 the Company granted 305,676 fully vested non-plan options, 50,921 fully vested options and 76,381 options vesting over one year under the Plan to non-employees ("Non-employee Options") with average exercise prices of $3.87, $5.36 and $1.50, respectively, which are accounted for in accordance with EITF 96-18. The estimated fair values of the Non-employee Options on the grant dates in 2000 and 2002, totaling $707,550 and $63,000, respectively, were recognized as compensation expense in the years ended

INNOVATIVE DRUG DELIVERY SYSTEMS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     December 31, 2000 and 2002, respectively. During the year ended December 31, 2003, the Company recognized an expense of $57,672 in connection with Non-employee Options.

     The Company intends to adopt an employee stock purchase plan ("ESPP"), which will become effective upon the completion of an initial public offering of the Company's common stock. Under the ESPP, eligible employees may set aside up to 15% of their eligible compensation to be applied to the purchase of shares of the Company's common stock. The per share price the employee must pay to acquire each share of common stock will be equal to 85% of the lower of the quoted market price of the Company's Common Stock at the start date of the offering period or the semi-annual purchase date. The ESPP will be implemented in a series of overlapping periods, each with a duration of 24 months. The initial offering period will begin at the time of the initial public offering. Subsequent offering periods will begin at 6-month intervals and each such offering period will have 4 semi-annual purchase dates. The ESPP has been designed to qualify as a non-compensatory plan under Section 423 of the Internal Revenue Code. Upon completion of an initial public offering, the Company will finalize various terms and conditions including the number of shares of common stock available under the ESPP.

10.  WARRANTS AND UNITS

     The following table summarizes warrant and unit activity for the period from February 23, 1998 (inception) to December 31, 2003:

                                                             BRIDGE     PREFERRED A    CONSULTANTS    FINDERS
                                                            WARRANTS     WARRANTS       WARRANTS       UNITS
                                                           ----------  -------------  -------------  ---------
     Issuance of Bridge Warrants (see Note 6)               236,128
     Issuance of Consultants Warrants (see Note 6)                                      204,336
                                                           ---------    ---------      ---------      -------
     Balance outstanding, December 31, 1999                 236,128         -           204,336          -
     Issuance of Preferred A Warrants  (see Note 5)                      415,403
     Exercise of Consultants Warrants                                                  (204,336)
     Issuance of Finders Units (see Note 5)                                                            15.83  (1)
     Issuance of Consultants Warrants (see Note 5)                                       15,523
                                                           ---------    ---------      ---------      -------
     Balance outstanding, December 31, 2000                 236,128      415,403         15,523        15.83
     Exercise of Bridge Warrant                             (15,893)
     Exercise of Consultants Warrants                                                  (15,523)
                                                           ---------    ---------     ---------       -------
     Balance outstanding, December 31, 2001 and 2002        220,235      415,403          -            15.83
     Exercise of Bridge Warrants (see Note 6)                (2,270)
                                                           ---------    ---------     ---------       -------
     Balance outstanding, December 31, 2003                 217,965      415,403          -            15.83
                                                           =========    =========     =========       =======

     (1) Each Finders Unit entitles the holder to purchase 25,000 shares of Series A stock and 2,587 Preferred A Warrants. Total issuance entitles holders to purchase 395,788 shares of Series A stock (convertible into 409,581 shares of common stock) and 40,958 A Preferred Warrants.

INNOVATIVE DRUG DELIVERY SYSTEMS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

11.  RELATED PARTY TRANSACTIONS

     The Company, from its inception, through the year ended December 31, 2002, received financial assistance from a principal stockholder in the form of office space and management and legal assistance provided at no cost. In accordance with the Securities and Exchange Commission Staff Accounting Bulletin No. 79, the value of such assistance has been reflected in the accompanying financial statements as an expense in the period benefited with a corresponding deemed capital contribution. The value of the financial assistance totaled $481,299 and $185,059 for the years ended December 31, 2001 and 2002, respectively, and $1,075,182 for the cumulative period from February 23, 1998 (inception) to December 31, 2003.

12.  INCOME TAXES

     There is no provision (benefit) for federal or state income taxes for the years ended December 31, 2001, 2002 and 2003 since the Company has incurred operating losses and has established valuation allowances equal to the total deferred tax asset due to the uncertainty with respect to achieving taxable income in the future.

     The tax effect of temporary differences and net operating losses as of December 31, 2002 and 2003 are as follows:

                                                                DECEMBER 31,
                                                       -----------------------------
                                                           2002             2003
                                                       ------------    -------------
     Deferred tax assets and liabilities and
       valuation allowance:
         Net operating loss carry-forwards             $ 9,145,208     $ 10,553,781
         Deferred charges                                      235              152
         Valuation allowance                            (9,145,443)     (10,553,933)
                                                       ------------    -------------
                                                       $         -     $          -
                                                       ============    =============

     As of December 31, 2003, the Company has available, for tax purposes, unused net operating loss carryforwards of approximately $23.6 million which will expire between 2019 and 2023. As of December 31, 2003, the Company had aggregate permanent differences of $20.4 million including $18.6 million for the license acquired in connection with the merger with Pain Management. Future ownership changes may limit the Company's ability to utilize these net operating loss carryforwards as defined by the federal and state tax codes.

INNOVATIVE DRUG DELIVERY SYSTEMS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
CONDENSED BALANCE SHEET
--------------------------------------------------------------------------------

                                                                                           SEPTEMBER, 2004
                                                                                           ----------------
                                                                                              (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents                                                                $       484,874
  Grant receivable                                                                                  53,773
  Prepaid expenses and other current assets                                                          3,775
                                                                                           ----------------
       TOTAL CURRENT ASSETS                                                                        542,422

Fixed assets, at cost, net of accumulated depreciation                                             131,968
Other assets                                                                                        31,750
                                                                                           ----------------
             TOTAL ASSETS                                                                  $       706,140
                                                                                           ================
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND
  STOCKHOLDERS' (DEFICIT)
Current liabilities:
  Accounts payable and accrued expenses                                                    $     1,582,816
  Due to Licensor, including accrued interest of $1,979                                            501,979
  Deferred lease liability                                                                          16,933
                                                                                           ----------------
       TOTAL CURRENT LIABILITIES                                                                 2,101,728
                                                                                           ----------------
Commitments and contingencies
Redeemable convertible preferred stock, 20,000,000 shares authorized;
  Series A convertible preferred stock, $0.001 par value; 4,500,000 shares                      13,774,952
    designated; 4,014,125 shares issued and outstanding (liquidation value $16,056,500)
  Series B convertible preferred stock, $0.001 par value; 1,351,350 shares
    designated; 989,991 shares issued and outstanding (liquidation value $5,494,450)             5,020,032
  Series C convertible preferred stock, $0.001 par value; 5,000,000 shares
    designated; 2,954,350 shares issued and outstanding (liquidation value $4,520,156)           4,387,651
                                                                                           ----------------
       TOTAL REDEEMABLE CONVERTIBLE PREFERRED STOCK                                             23,182,635
                                                                                           ----------------
STOCKHOLDERS' DEFICIT:
  Common stock, $0.001 par value; 80,000,000 shares authorized;
    10,146,075 shares issued and outstanding                                                        10,146
  Additional paid-in capital                                                                    24,374,898
  Unearned compensation                                                                         (1,021,564)
  Deficit accumulated during the development stage                                             (47,941,703)
                                                                                           ----------------
       TOTAL STOCKHOLDERS' DEFICIT                                                             (24,578,223)
                                                                                           ----------------
       TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND
         STOCKHOLDERS' DEFICIT                                                             $       706,140
                                                                                           ================


             The accompanying notes are an integral part of the condensed financial statements.

INNOVATIVE DRUG DELIVERY SYSTEMS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
CONDENSED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                                 NINE MONTHS ENDED          CUMULATIVE FROM
                                                   SEPTEMBER 30,           FEBRUARY 23, 1998
                                            ----------------------------    (INCEPTION) TO
                                                2003           2004        SEPTEMBER 30, 2004
                                            -------------  -------------   ------------------
                                             (UNAUDITED)    (UNAUDITED)        (UNAUDITED)
Revenues:
  Government grants                         $    850,090   $    775,440      $   3,353,499
                                            -------------  -------------     --------------
Operating expenses:
  Research and development                     1,811,206      3,486,113         37,830,836
  General and administrative                   1,370,798      1,225,751         13,422,969
  Depreciation and amortization                   18,288         30,645             72,133
                                            -------------  -------------     --------------
       TOTAL OPERATING EXPENSES                3,200,292      4,742,509         51,325,938
                                            -------------  -------------     --------------
Operating loss                                (2,350,202)    (3,967,069)       (47,972,439)
                                            -------------  -------------     --------------
Other income (expense):
  Interest expense                               (17,480)        (1,979)          (589,456)
  Interest income                                  8,488          8,818            620,192
                                            -------------  -------------     --------------
                                                  (8,992)         6,839             30,736
                                            -------------  -------------     --------------
       NET LOSS                               (2,359,194)    (3,960,230)       (47,941,703)

Deemed dividend related to
  beneficial conversion feature of
  Series B redeemable convertible
  preferred stock                                      -              -         (3,559,305)
                                            -------------  -------------     --------------
Net loss attributable to
  common stockholders                       $ (2,359,194)  $ (3,960,230)     $ (51,501,008)
                                            =============  =============     ==============
Net loss per share attributable to
  common stockholders
    Basic and diluted                             ($0.24)        ($0.40)
                                            =============  =============
    Weighted average shares                    9,917,792      9,919,031
                                            =============  =============


     The accompanying notes are an integral part of the condensed financial statements.

INNOVATIVE DRUG DELIVERY SYSTEMS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
CONDENSED STATEMENT OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                      SERIES A                SERIES B               SERIES C
                                                                     REDEEMABLE              REDEEMABLE             REDEEMABLE
                                                                   PREFERRED STOCK         PREFERRED STOCK        PREFERRED STOCK
                                                                ----------------------  --------------------  ----------------------
                                                                 SHARES      AMOUNT     SHARES     AMOUNT      SHARES      AMOUNT
                                                                ---------  -----------  -------  -----------  ---------  -----------
        BALANCE AT DECEMBER 31, 2003                            4,014,125  $13,774,952  989,991  $ 5,020,032  2,954,350  $ 4,387,651

Value of services rendered by non employees (unaudited)
Issuance of compensatory stock options to employees (unaudited)
Amortization of unearned compensation (unaudited)
Net loss for nine months ended September 30, 2004 (unaudited)
                                                                ---------  -----------  -------  -----------  ---------  -----------
        BALANCE AT SEPTEMBER 30, 2004 (UNAUDITED)               4,014,125  $13,774,952  989,991  $ 5,020,032  2,954,350  $ 4,387,651
                                                                =========  ===========  =======  ===========  =========  ===========


(TABLE BREAK)


                                                                     COMMON STOCK         ADDITIONAL
                                                                ----------------------     PAID-IN      UNEARNED
                                                                  SHARES      AMOUNT       CAPITAL    COMPENSATION
                                                                ----------  ----------   -----------  ------------
        BALANCE AT DECEMBER 31, 2003                            10,146,075  $   10,416   $23,352,301  $   (53,907)

Value of services rendered by non employees (unaudited)                                       22,597            -
Issuance of compensatory stock options to employees (unaudited)                            1,000,000   (1,000,000)
Amortization of unearned compensation (unaudited)                                                          32,343
Net loss for nine months ended September 30, 2004 (unaudited)
                                                                ----------  ----------   -----------  ------------
        BALANCE AT SEPTEMBER 30, 2004 (UNAUDITED)               10,146,075  $   10,416   $24,374,898  $(1,021,564)
                                                                ==========  ==========   ===========  ============


(TABLE BREAK)


                                                                   DEFICIT
                                                                 ACCUMULATED
                                                                 DURING THE        TOTAL
                                                                 DEVELOPMENT   STOCKHOLDERS'
                                                                    STAGE         DEFICIT
                                                                -------------  -------------
        BALANCE AT DECEMBER 31, 2003                            $(43,981,473)  $(20,672,933)

Value of services rendered by non employees (unaudited)                              22,597
Issuance of compensatory stock options to employees (unaudited)
Amortization of unearned compensation (unaudited)                                    32,343
Net loss for nine months ended September 30, 2004 (unaudited)     (3,960,230)    (3,960,230)
                                                                -------------  -------------
        BALANCE AT SEPTEMBER 30, 2004 (UNAUDITED)               $(47,941,703)  $(24,578,223)
                                                                =============  =============


Securities issued in connection with services or financings were valued based upon the estimate of fair value of the securities issued as determined by the Company's Management.


        The accompanying notes are an integral part of the condensed financial statements.

INNOVATIVE DRUG DELIVERY SYSTEMS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
CONDENSED STATEMENT OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                                              CUMULATIVE FROM
                                                          NINE MONTHS ENDED SEPTEMBER 30,    FEBRUARY 23, 1998
                                                          -------------------------------      (INCEPTION) TO
                                                              2003              2004         SEPTEMBER 30, 2004
                                                          -------------     -------------    ------------------
                                                           (UNAUDITED)       (UNAUDITED)         (UNAUDITED)
Cash flows from operating activities:
  Net loss                                                $ (2,359,194)     $ (3,960,230)      $ (47,941,703)
  Adjustments to reconcile net loss to
    net cash used in operating activities:
      Depreciation                                              18,288            30,645              72,133
      Amortization of deferred financing costs                                                       227,317
      Amortization of original issue discount                                                        101,564
      Issuance of Common Stock in connection with
        acquisition of a license                                                                  18,600,000
      Issuance of Preferred Stock for license milestone        100,000                               100,000
      Stock and warrants issued in consideration for
        services rendered                                      102,288            54,940           2,353,777
      Non-cash expense contributed by affiliate                                                    1,075,182
      Changes in assets and liabilities:
        (Increase) decrease in grant receivable               (113,399)          121,264             (53,773)
        Decrease (increase) in prepaid expenses,
          other current assets  and other assets                97,879            98,010             (15,730)
        (Decrease) increase in accounts payable,
          accrued expenses and due to affiliates              (364,122)          592,473           1,551,502
        Increase in Due to Licensor                                              501,979             501,979
        (Decrease) increase in deferred lease liability        (20,063)            6,907              16,933
                                                          -------------     -------------      --------------
      NET CASH USED IN OPERATING ACTIVITIES                 (2,538,323)       (2,554,012)        (23,410,819)
                                                          -------------     -------------      --------------
Cash flows from investing activities:
  Capital expenditures                                          (3,330)         (111,795)           (172,787)
  Restricted cash                                               40,000                 -                   -
                                                          -------------     -------------      --------------
      NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES       36,670          (111,795)           (172,787)
                                                          -------------     -------------      --------------
Cash flows from financing activities:
  Proceeds from exercise of warrants                                22                 -                 764
  Proceeds from sale of common stock                                                                   9,619
  Proceeds from sale of Preferred Stock                      3,900,352                            25,451,201
  Expenses associated with sale of Preferred Stock            (132,496)                           (1,764,385)
  Proceeds from notes payable                                                                      2,015,000
  Expenses associated with notes payable                                                            (128,719)
  Repayment of  notes payable                                                                     (1,515,000)
                                                          -------------     -------------      --------------
      NET CASH PROVIDED BY FINANCING ACTIVITIES              3,767,878                 -          24,068,480
                                                          -------------     -------------      --------------
      NET INCREASE (DECREASE) IN CASH AND
        CASH EQUIVALENTS                                     1,266,225        (2,665,807)            484,874

Cash and cash equivalents at beginning of period             2,172,259         3,150,681                   -
                                                          -------------     -------------      --------------
Cash and cash equivalents at end of period                $  3,438,484      $    484,874       $     484,874
                                                          =============     =============      ==============
Supplemental disclosure of noncash investing
  and financing activities:
    Property and equipment in accounts payable and
      accrued expenses                                    $     31,314                 -       $      31,314
    Original issue discount on note payable                          -                 -       $     101,564
    Options and warrants issued for services and financings          -                 -       $   1,240,295
    Conversion of Merger Note and accrued  interest
      to Series C stock                                   $    519,795                 -       $     519,795


             The accompanying notes are an integral part of the condensed financial statements.

INNOVATIVE DRUG DELIVERY SYSTEMS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)
--------------------------------------------------------------------------------

1.   BASIS OF PRESENTATION

     The condensed financial statements as of September 30, 2004 and for the nine month periods ended September 30, 2004 and 2003 are unaudited and reflect all adjustments consisting of normal recurring adjustments which are, in the opinion of management, necessary for a fair presentation of financial position, operating results and cash flows for the periods. Operating results for any interim period are not necessarily indicative of the results for the full year.

2.   LIQUIDITY RISKS

     The condensed financial statements have been prepared on a going-concern basis, which assumes receipt of all assets and settlement or payment of all liabilities in the ordinary course of business.

     The Company has limited capital resources, net operating losses and negative cash flows from operations since inception and expects these conditions to continue for the foreseeable future. In addition, it is anticipated that the Company will not generate revenues from product sales in the twelve months following September 30, 2004. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company is seeking to raise additional funds through the private sale of its equity or debt securities. The Company may also seek to raise capital through collaborative arrangements with corporate sources or other sources of financing. There can be no assurance that such additional financing, if at all available, can be obtained on terms reasonable to the Company. In the event that sufficient funds are not available, the Company will need to postpone or discontinue planned operations and projects. Continuance of the Company as a going concern is dependent upon, among other things, the Company's ability to obtain adequate long-term financing, the success of its research and development program and its attainment of profitable operations. The condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty.

3.   NET LOSS PER SHARE

     The Company's basic net loss per share amounts have been computed by dividing net loss by the weighted-average number of common shares outstanding during the period. For all periods presented, the Company reported a net loss and, therefore, common stock equivalents were not included since such inclusion would have been anti-dilutive. In addition, for all periods presented, 227,044 shares of Common Stock were held in escrow and have been excluded from the calculation of basic and diluted per share amounts.

INNOVATIVE DRUG DELIVERY SYSTEMS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)
--------------------------------------------------------------------------------

     The calculation of net loss per share, basic and diluted, is as follows:

                                                                      WEIGHTED
                                                                       AVERAGE
                                                                       COMMON
                                                      NET LOSS         SHARES       PER SHARE
                                                     (NUMERATOR)    (DENOMINATOR)    AMOUNT
                                                     ------------   -------------   ---------
     The nine months ended September 30, 2003
       Basic and diluted (unaudited)                 $(2,359,194)     9,917,792     $ (0.24)
                                                     ============     =========     ========

     The nine months ended September 30, 2004
       Basic and diluted (unaudited)                 $(3,960,230)     9,919,031     $ (0.40)
                                                     ============     =========     ========

     Common stock equivalents which have been excluded from diluted per share amounts because their effect would have been anti-dilutive, include the following

                                           FOR THE NINE MONTHS ENDED SEPTEMBER 30,
                                               2003                      2004
                                      ------------------------------------------------
                                                    WEIGHTED                  WEIGHTED
                                       WEIGHTED     AVERAGE      WEIGHTED     AVERAGE
                                       AVERAGE      EXERCISE     AVERAGE      EXERCISE
                                        NUMBER       PRICE        NUMBER       PRICE
                                      -----------   --------   ------------   --------
     Options                           2,097,405      $4.05      3,323,075      $3.06
     Warrants                          1,085,146      $3.23      1,083,907      $3.24
     Convertible Preferred Stock       5,583,607                 8,187,260
                                      -----------              ------------
               Total                   8,766,158                12,594,242
                                      ===========              ============

     The Company has a stock-based incentive plan. The following table illustrates the effect on the Company's net loss and net loss per share had compensation costs for the incentive plan been determined in accordance with the fair value based method of accounting for stock-based compensation as prescribed by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("FAS 123"), as amended by Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation Transaction and Disclosure, an amendment of SFAS 123" ("FAS 148"). Since option grants vest over several years and additional awards are expected to be issued in the future, the pro forma results shown below are not likely to be representative of the effects on future years of the application of the fair value based method.

INNOVATIVE DRUG DELIVERY SYSTEMS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)
--------------------------------------------------------------------------------

                                                             NINE MONTHS ENDED SEPTEMBER 30,
                                                             -------------------------------
                                                                 2003               2004
     Net loss as reported                                    $(2,359,194)       $(3,960,230)
     Add: Stock-based employee compensation included in
       net loss under APB No. 25                                 102,288             32,343
     Deduct: Total stock-based employee compensation
       expense determined under fair value
       method for all awards                                  (1,011,926)          (579,706)
                                                             ------------       ------------
     Pro forma net loss                                      $(3,268,832)       $(4,507,593)
                                                             ------------       ------------
     Pro forma net loss per share (basic and diluted)        $     (0.34)       $     (0.46)
                                                             ============       ============

     In September 2004, the Company granted to three employees, a total of 1,018,411 stock options with an exercise price of $1.96 per share, each vesting over three years. The deemed per share fair value of the Company's Common Stock at the time of the stock option grant was $2.95. Accordingly, unearned compensation of $1 million, representing the intrinsic value of the options granted in September 2004, was recognized. Such amount will be amortized to compensation expense ratably over the respective vesting periods of the options.

     In December 2004, in connection with the Merger, the Company's Board of Directors adopted the 2004 Omnibus Stock Incentive Plan (the "2004 Plan"). The 2004 Plan incorporates the terms of the 2000 Omnibus Stock Incentive Plan by maintaining all previous rights and terms granted under the 2000 Omnibus Stock Incentive Plan except that the total number of shares available under the 2004 Plan was increased from 4.2 million to 5.0 million.

4.   ACCOUNTS PAYABLE AND ACCRUED EXPENSES

     Accounts payable and accrued expenses consist of the following:

                                                  SEPTEMBER 30, 2004
                                                  ------------------
     Accounts payable                                 $   692,319
     Accrued professional fees                             58,000
     Accrued research and development                     377,597
     Accrued payroll                                      359,288
     Accrued expenses                                      95,612
                                                     -------------
                                                      $ 1,582,816
                                                     -------------

5.   SUBSEQUENT EVENTS

     a. On November 1, 2004, the Company amended its license agreement with Dr. Stuart Weg to defer payment of the $500,000 milestone from August 25, 2004, to a date on or before December 31, 2004. The amendment also requires the Company to pay interest, at a rate of 4.75% per annum, on the amount of the milestone payment for the period from August 25, 2004 to the amended payment date.

     b. On November 4, 2004, the Company entered into a Securities Purchase Agreement, under which two investors purchased senior secured debentures, bearing interest of 10% per annum, totaling $1 million (the "Bridge Debentures"). The principal and accrued interest on the Bridge Debentures are due on the earlier of November 4, 2005 or the date the Company becomes public, as defined.


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


INNOVATIVE DRUG DELIVERY SYSTEMS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)
--------------------------------------------------------------------------------

          In addition, in the event the Company raises at least $10 million from additional investors, each purchaser of the Bridge Debentures will receive fully vested warrants to purchase the number of shares of the Company's Common Stock equal to 60% of their investment divided by 90% of the price paid by investors in that transaction, with an exercise price equal to 90% of the price paid by investors in that transaction (the "2004 Bridge Warrants"). On December 6, 2004, the Company raised $18 million through the sale of approximately 6.1 million shares of its Common Stock at $2.95 per share, on a post-split basis, in a private placement. The 2004 Bridge Warrants contain anti-dilution provisions and are subject to adjustment, as to both the number of shares and exercise price, for stock splits or stock dividends. The warrants expire on November 4, 2009. In accordance with the 2004 Bridge Warrant agreement, 226,314 2004 Bridge Warrants were issued, with an exercise price of $2.65 per share. In addition, the principal of $1 million and $8,610 of accrued interest were repaid to the investors.

6.   FUTURE IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

     In December 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 123R ("SFAS No. 123R"), Share-Based Payment. SFAS No. 123R revises SFAS Statement No. 123, Accounting for Stock-Based Compensation and supersedes APB No. 25, Accounting for Stock issued to Employees, and its related implementation guidance. The provisions of SFAS No. 123R require a public entity to expense, in the income statement, the fair value of awards of equity instruments exchanged for employee services, based on the grant-date fair value of those awards. The grant-date fair value of equity instruments will be estimated using an appropriate option pricing model and will be recognized over the vesting period of the awards. SFAS No. 123R will be effective, for public companies, for interim or annual reporting periods that begin after June 15, 2004. SFAS No. 123R allows companies to choose from several transition methods for recognizing the cost of share-based awards granted to employees prior to adoption of the Standard. The Company is in the process of analyzing the appropriate transition method to adopt and expects the adoption of SFAS No. 123R to have a material impact on its financial statements by increasing operating expenses, net loss attributable to common stockholders and net loss per share attributable to common stockholders.


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